EXHIBIT 21

                             April 1995

                      SUBSIDIARIES OF DYNCORP

Name of Subsidiary    (Active)

Aerotherm Corporation
Air Carrier Services, Inc.
DAPSCO Inc.
Dyn Funding Corporation
Dyn Marine Services, Inc.
Dyn Marine Services of Virginia, Inc.
Dyn/Mexico Holdings, Inc.
Dyn Network Management, Inc.
Dyn Pacific Aerospace Services, Inc.
Dyn Realty Corporation
Dyn Systems Technology, Inc.
DynAir CFE Services, Inc.
DynAir de Mexico S.A. de C.V.
DynAir Euroservices(UK) Ltd.
DynAir Euroservices (Italia) S.p.A
DynAir Fueling Inc.
DynAir Fueling of Nevada Inc.
DynAir Maintenance, Inc.
DynAir Services Inc.
DynAir Services Russia Inc.
DynAir Tech of Arizona, Inc.
DynAir Tech of Florida, Inc.
DynAir Tech of Texas, Inc.
DynAir Technologies International, Inc.
DynCorp Advanced Repair Technology, Inc.
DynCorp Advanced Technology Services,Inc.
DynCorp Aerospace Operations, Inc.
DynCorp Aerospace Operations (UK) Ltd.
DynCorp Aviation Services, Inc.
DynCorp/DynAir Corporation
DynCorp Environmental, Energy & National Security Programs, Inc.
DynCorp of Colorado, Inc.
DynCorp Information & Engineering Technology, Inc.
DynCorp International Services GmbH
DynCorp International Services Inc.
DynCorp International Services Ltd.
DynCorp Viar Inc.
DynCorp West Virginia Inc.
DynTel Corporation
General Systems Engineering,Inc.
Grupo DynCorp de Mexico
Kwajalein Services, Inc.
TAI Realty Corporation


Other Affiliated Companies

Advanced Repair Technology International Ltd.
Business Mail Express, Inc.
DynKePRO L.L.C.
DynMcDermott Petroleum Operations Company


Name of Subsidiary    (Inactive)

Anedyn, Inc.
Anedyn Power Company
Audio Technical Services Inc.
Cinco Investors, Ltd
Dyn Logistics Services Inc.
DynAir Caribbean Services, Inc.
DynAir Technical Services, Inc.
Dynalectron Corporation
Dynalectron Systems Inc.
Electric Utility Construction, Inc.
Fuller-Austin Insulation Company
OLDHD Systems, Inc.
Pacific TSD Corporation
Sea Mobility Inc.
395146 Alberta Ltd.